UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 6, 2005

DITECH COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-26209	94-2935531
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		No.)

825 E. Middlefield Road

Mountain View, Ca. 94043

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 623-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

                On May 6, 2005, the Board of Directors of Ditech Communications Corporation promoted Mr. Lowell B. Trangsrud, Executive Vice President of Ditech, to the position of Chief Operating Officer.

                Mr. Trangsrud, age 53, joined Ditech in July 2001 as its Vice President of Operations after his service at Compaq Computers, a computer and peripherals company, where he worked from 1995 to 2001. Mr. Trangsrud was promoted to Executive Vice President in May 2004. In his last position at Compaq, Mr. Trangsrud served as Vice President of Manufacturing for High Availability Solutions Manufacturing. From 1990 to 1995, he worked for Tandem Computers, and in his last position served as Vice President, Worldwide Supply Chain Operation. From 1973 to 1990, Mr. Trangsrud worked for Sperry Corporation and Honeywell, serving in a variety of engineering and management roles. Mr. Trangsrud has an A.A. in Electronics from North Dakota State College of Science, a B.A. in Management and a B.S. in Business Administration from the University of Phoenix.

Mr. Trangsrud’s employment with Ditech is at will and his current annual salary is $220,000.  His target bonus is $110,000 for fiscal 2005 (actual bonus may be more or less depending on company and individual performance).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DITECH COMMUNICATIONS CORPORATION

Dated: May 11, 2005	By:	/s/ William J. Tamblyn
William J. Tamblyn
Executive Vice President and Chief Financial Officer